Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2022

IRVINE, CA – May 4, 2022 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the lodging industry, today announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Operational Results (as compared to First Quarter 2021):

●	Net Income (Loss): Net income was $15.1 million as compared to a net loss of $55.3 million.
●	12 Hotel Portfolio RevPAR: RevPAR at the comparable 12 hotels the Company owned during both 2022 and 2021 (the “12 Hotel Portfolio”), increased 207.7% to $148.65. The average daily rate was $279.95 and occupancy was 53.1%.
●	14 Hotel Portfolio RevPAR: RevPAR at the 14 hotels, which includes the 12 Hotel Portfolio, the Montage Healdsburg and the Four Seasons Resort Napa Valley (the “14 Hotel Portfolio”), was $159.76. The average daily rate was $301.44 and occupancy was 53.0%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest increased 285.3% to $27.2 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 166.7% to $0.08. Beginning with the quarter ended March 31, 2022, the Company’s calculation of Adjusted FFO attributable to common stockholders excludes the noncash amortization expense associated with deferred stock compensation. Adjusted FFO attributable to common stockholders for the prior period presented in this release has also been adjusted to exclude this expense. The per share impact of this change as compared to the Company’s prior presentation is $0.02 and $0.01 for the first quarters of 2022 and 2021, respectively.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “Despite getting off to a slow start due to the lingering impact of the Omicron variant, we saw significant demand acceleration as the first quarter progressed. The positive trends continued into April, and we anticipate that the second quarter will be another quarter of meaningful growth for our portfolio. While we expect continued strong demand at our resorts, we will now also benefit from increasing business volumes at our group-oriented and urban hotels which will combine to generate outsized year-over-year growth for our portfolio in 2022. March and April results at our group-oriented and urban hotels are encouraging, with the return of larger-scale group and corporate events driving higher occupancy and greater ancillary spend. This trend, which will not be uniform across all markets, is expected to continue as the recovery of these hotels progresses throughout 2022 and into 2023.”

Mr. Giglia continued, “During the quarter, we sold three hotels that had limited future growth potential and recycled a portion of the proceeds into accretive share repurchases at a substantial discount to NAV. We expect to continue to recycle capital and utilize a portion of our significant balance sheet capacity to grow our portfolio through the addition of Long-Term Relevant Real Estate in the coming quarters. The combination of increasing corporate business and group demand, the continued ramp-up of our two recent acquisitions and the ability to utilize our investment capacity to grow the portfolio, positions Sunstone to drive meaningful per share earnings and NAV growth as the year progresses.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended March 31,
	2022	2021	Change

Net Income (Loss)	$15.1	$(55.3)	127.4%
Income (Loss) Attributable to Common Stockholders per Diluted Share	$0.05	$(0.26)	119.2%

12 Hotel Portfolio RevPAR	$148.65	$48.31	207.7%

12 Hotel Portfolio Occupancy	53.1%	23.4%	2,970	bps
12 Hotel Portfolio ADR	$279.95	$206.44	35.6%

2 Recently Acquired Hotels RevPAR (1)	$521.62	N/A	N/A

2 Recently Acquired Hotels Occupancy (1)	47.4%	N/A	N/A
2 Recently Acquired Hotels ADR (1)	$1,100.47	N/A	N/A

12 Hotel Portfolio Adjusted EBITDAre Margin	25.0%	(22.0)%	4,700	bps

Adjusted EBITDAre, excluding noncontrolling interest	$27.2	$(14.7)	285.3%
Adjusted FFO Attributable to Common Stockholders	$16.4	$(26.1)	162.8%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.08	$(0.12)	166.7%

(1)	The 2 Recently Acquired Hotels consist of the Montage Healdsburg and the Four Seasons Resort Napa Valley, acquired in April 2021 and December 2021, respectively. Both the Montage Healdsburg and the Four Seasons Resort Napa Valley are newly-developed hotels which opened on limited bases in December 2020 and October 2021, respectively, therefore, there is no prior year information.

First Quarter 2022 Highlights

●	Actively recycled capital through the accretive disposition of three Chicago hotels for a combined gross sale price of $197.0 million. The combined sale price represents a 10.8x multiple on 2019 Hotel Adjusted EBITDAre and a 7.7% cap rate on 2019 Hotel Net Operating Income.
●	Deployed a portion of the proceeds received from the disposition of the three Chicago hotels to repurchase $48.4 million of common stock (including $5.0 million purchased subsequent to the end of the quarter) at an average price of $11.16 per share. The average purchase price per share represents a substantial discount to consensus estimates of NAV and implies a highly attractive valuation multiple on the Company’s 2019 pro forma EBITDAre.
●	Elected to early terminate the covenant relief period related to the Company’s unsecured debt upon generating sufficient earnings for the quarter ended December 31, 2021 to satisfy the financial covenants stipulated in the 2020 and 2021 amendments to its unsecured debt agreements. By exiting the covenant relief period, the Company is no longer subject to additional restrictions on debt issuance and repayment, capital investment, share repurchases and dividend distributions.
●	Invested $30.3 million of capital into our portfolio which consisted primarily of additional progress on the renovation of the Renaissance Washington DC in preparation for its conversion to the Westin brand in 2023, and a rooms renovation at the Hyatt Regency San Francisco which will be completed later this year. These projects are expected to drive incremental growth upon completion and will further enhance the earnings potential and value of these well-located hotels.

Recent Developments

Stock Repurchase Program: During the first quarter of 2022, the Company repurchased 3,879,025 shares of its common stock at an average purchase price of $11.19 per share. In April 2022, the Company repurchased an additional 457,634 shares of its common stock at an average purchase price of $10.95 per share. Year to date, the Company has repurchased a total of 4,336,659 shares of its common stock at an average price per share of $11.16 for a total repurchase amount before expenses of $48.4 million, leaving $451.6 million of authorized capacity remaining under the Company’s stock repurchase program.

Hurricane Ida Damage Restoration: As previously announced, the Company’s JW Marriott New Orleans and Hilton New Orleans St. Charles were both impacted by Hurricane Ida in August 2021, which caused wind-driven damage, rain infiltration and water damage at the hotels. The storm impacted the two hotels to varying degrees with the bulk of the damage incurred at the Hilton New Orleans St. Charles. During the first quarter of 2022, the Company incurred Hurricane Ida-related restoration expenses of $1.4 million at the

Hilton New Orleans St. Charles and $0.1 million at the JW Marriott New Orleans. Through March 31, 2022, the Company has incurred total Hurricane Ida-related restoration expenses of $4.4 million at the Hilton New Orleans St. Charles and $1.4 million at the JW Marriott New Orleans. Though the property damage claim has not been finalized, the Company recognized an advance payment of $4.4 million from its insurers in the first quarter of 2022 for Hurricane Ida-related property expenses previously incurred. In addition, during the first quarter of 2022, the Company recognized an advance payment of $1.0 million from its insurers related to its ongoing business interruption claim at the Hilton New Orleans St. Charles. The Company expects that restoration work on the hotels will be completed by the third quarter of 2022 and that both hotels will remain in operation while the work is performed.

Capital Investments: The Company invested $30.3 million into its portfolio during the first quarter ended March 31, 2022. In 2022, the Company expects to invest approximately $130 million to $150 million.

Balance Sheet and Liquidity Update

In February 2022, the Company used a portion of the proceeds received from the disposition of the Hyatt Centric Chicago Magnificent Mile to repay $25.0 million of its unsecured Series A Senior Notes and $10.0 million of its unsecured Series B Senior Notes, resulting in remaining balances of $65.0 million and $105.0 million, respectively, as of March 31, 2022. As of March 31, 2022, the Company had $254.4 million of cash and cash equivalents, including restricted cash of $39.5 million, total assets of $3.0 billion, including $2.6 billion of net investments in hotel properties, total consolidated debt of $575.9 million and stockholders’ equity of $2.2 billion.

Operations Update

Operating statistics for the 14 Hotel Portfolio were as follows:

	January	February	March	First Quarter	April
	2022	2022	2022	2022	2022 (1)
RevPAR	$107.00	$159.80	$212.07	$159.76	$241.22
Occupancy	37.9%	53.4%	67.6%	53.0%	75.3%
Average Daily Rate	$282.32	$299.25	$313.71	$301.44	$320.34

Operating statistics for the 12 Hotel Portfolio were as follows:

	January		February		March		First Quarter		April
	2022		2022		2022		2022		2022 (1)
RevPAR	$98.51		$149.35		$198.33		$148.65		$224.94
Occupancy	37.9%		53.6%		67.9%		53.1%		75.7%
Average Daily Rate	$259.92		$278.64		$292.09		$279.95		$297.15

	January		February		March		First Quarter		April
	2019		2019		2019		2019		2019
RevPAR	$180.87		$211.24		$230.36		$207.32		$232.22
Occupancy	74.7%		81.8%		87.5%		81.3%		88.6%
Average Daily Rate	$242.13		$258.24		$263.27		$255.01		$262.10

	Change 2022 vs. 2019
RevPAR	(45.5)%		(29.3)%		(13.9)%		(28.3)%		(3.1)%
Occupancy	(3,680)	bps	(2,820)	bps	(1,960)	bps	(2,820)	bps	(1,290)	bps
Average Daily Rate	7.3%		7.9%		10.9%		9.8%		13.4%

April 2022, 2021 and 2019 results for the 12 Hotel Portfolio include the following ($ in millions, except RevPAR and ADR):

	April
	2022 (1)	2021	2019	Change 2022 vs. 2021
12 Hotel Portfolio Room Revenue	$48.5	$19.1	$49.8	153.5%

12 Hotel Portfolio RevPAR	$224.94	$88.80	$232.22	153.3%
12 Hotel Portfolio Occupancy	75.7%	42.0%	88.6%	3,370	bps
12 Hotel Portfolio ADR	$297.15	$211.42	$262.10	40.5%

(1)	April 2022 results are preliminary and may be adjusted during the Company’s month-end close process.

Due to continued uncertainty regarding the duration and extent of the COVID-19 pandemic, the Company cannot provide further assurances regarding the pandemic’s effect on the Company’s results.

Dividend Update

On May 3, 2022, the Company’s Board of Directors declared cash dividends of $0.442950 payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I preferred stockholders. The dividends will be paid on July 15, 2022 to stockholders of record as of June 30, 2022.

The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter 2022 financial results on May 5, 2022, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-888-330-3573 and reference conference ID 4831656 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 14 hotels comprised of 7,396 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership and disposition of hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession or increased inflation, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including COVID-19; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground or airspace leases for two of the hotels the Company has interests in as of the date of this release; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; property insurance proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expense recorded on the building lease at the Hyatt Centric Chicago Magnificent Mile (prior to the hotel’s sale in February 2022). We determined that the building lease is a finance lease, and, therefore, we include a portion of the lease payment each month in interest expense. We adjust EBITDAre for the finance lease in order to more accurately reflect the actual rent due to the hotel’s lessor in the current period, as well as the operating performance of the hotel. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligation as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets and related lease obligations, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income (loss) to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Property-Level Adjusted EBITDAre Reconciliation

Chicago Hotels

(In thousands)

			Plus:	Equals:		Less:	Equals:
			Depreciation &		Hotel Adjusted		Hotel Net
	Total Revenues	Net Income	Other Adjustments	Hotel Adjusted EBITDAre	EBITDAre Margin	4.0% FF&E Reserve	Operating Income

Full Year 2019	$79,802	$6,859	$11,453	$18,312	22.9%	$(3,192)	$15,120
2019 Year Ended EBITDAre Multiple / Cap Rate (1)				10.8x			7.7%

(1)	EBITDAre Multiple is calculated as gross sale price divided by Hotel Adjusted EBITDAre. Cap Rate is calculated as Hotel Net Operating Income divided by gross sale price.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$214,905	$120,483
Restricted cash	39,484	42,234
Accounts receivable, net	35,346	28,733
Prepaid expenses and other current assets	18,137	14,338
Assets held for sale, net	—	76,308
Total current assets	307,872	282,096

Investment in hotel properties, net	2,613,428	2,720,016
Operating lease right-of-use assets, net	19,879	23,161
Deferred financing costs, net	2,080	2,580
Other assets, net	9,609	13,196

Total assets	$2,952,868	$3,041,049

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$55,902	$47,701
Accrued payroll and employee benefits	14,800	19,753
Dividends payable	3,773	3,513
Other current liabilities	65,671	58,884
Current portion of notes payable, net	109,741	20,694
Liabilities of assets held for sale	—	25,213
Total current liabilities	249,887	175,758

Notes payable, less current portion, net	464,601	588,741
Operating lease obligations, less current portion	21,228	25,120
Other liabilities	9,143	11,656
Total liabilities	744,859	801,275

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both March 31, 2022 and December 31, 2021, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both March 31, 2022 and December 31, 2021, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both March 31, 2022 and December 31, 2021, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 215,667,937 shares issued and outstanding at March 31, 2022 and 219,333,783 shares issued and outstanding at December 31, 2021	2,157	2,193
Additional paid in capital	2,588,405	2,631,484
Retained earnings	962,053	948,064
Cumulative dividends and distributions	(1,667,797)	(1,664,024)
Total stockholders' equity	2,166,068	2,198,967
Noncontrolling interest in consolidated joint venture	41,941	40,807
Total equity	2,208,009	2,239,774

Total liabilities and equity	$2,952,868	$3,041,049

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended March 31,
	2022	2021

Revenues
Room	$108,772	$34,219
Food and beverage	39,583	4,971
Other operating	23,960	11,443
Total revenues	172,315	50,633
Operating expenses
Room	30,461	11,640
Food and beverage	32,319	5,979
Other operating	5,436	1,805
Advertising and promotion	10,474	4,875
Repairs and maintenance	9,714	5,545
Utilities	5,705	4,151
Franchise costs	3,004	991
Property tax, ground lease and insurance	15,991	14,661
Other property-level expenses	23,910	10,477
Corporate overhead	10,714	7,177
Depreciation and amortization	31,360	30,770
Total operating expenses	179,088	98,071
Interest and other income (loss)	4,380	(379)
Interest expense	(5,081)	(7,649)
Gain on sale of assets	22,946	—
(Loss) gain on extinguishment of debt	(213)	222
Income (loss) before income taxes	15,259	(55,244)
Income tax provision	(136)	(43)
Net income (loss)	15,123	(55,287)
(Income) loss from consolidated joint venture attributable to noncontrolling interest	(1,134)	1,975
Preferred stock dividends	(3,773)	(3,207)
Income (loss) attributable to common stockholders	$10,216	$(56,519)

Basic and diluted per share amounts:
Basic and diluted income (loss) attributable to common stockholders per common share	$0.05	$(0.26)

Basic and diluted weighted average common shares outstanding	217,271	214,438

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended March 31,
	2022	2021

Net income (loss)	$15,123	$(55,287)
Operations held for investment:
Depreciation and amortization	31,360	30,770
Interest expense	5,081	7,649
Income tax provision	136	43
(Gain) loss on sale of assets	(22,946)	70
EBITDAre	28,754	(16,755)

Operations held for investment:
Amortization of deferred stock compensation	3,578	2,752
Amortization of right-of-use assets and obligations	(346)	(331)
Amortization of contract intangibles, net	(6)	—
Finance lease obligation interest - cash ground rent	(117)	(351)
Loss (gain) on extinguishment of debt	213	(222)
Prior year property tax adjustments, net	—	(827)
Hurricane-related insurance proceeds net of losses	(2,893)	—
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	(1,134)	1,975
Depreciation and amortization	(790)	(810)
Interest expense	(168)	(161)
Amortization of right-of-use asset and obligation	72	72
Adjustments to EBITDAre, net	(1,591)	2,097

Adjusted EBITDAre, excluding noncontrolling interest	$27,163	$(14,658)

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income (Loss) to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended March 31,
	2022	2021

Net income (loss)	$15,123	$(55,287)
Preferred stock dividends	(3,773)	(3,207)
Operations held for investment:
Real estate depreciation and amortization	31,027	30,143
(Gain) loss on sale of assets	(22,946)	70
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	(1,134)	1,975
Real estate depreciation and amortization	(790)	(810)
FFO attributable to common stockholders	17,507	(27,116)

Operations held for investment:
Amortization of deferred stock compensation (1)	3,578	2,752
Real estate amortization of right-of-use assets and obligations	(286)	85
Amortization of contract intangibles, net	60	—
Noncash interest on derivatives, net	(1,842)	(869)
Loss (gain) on extinguishment of debt	213	(222)
Prior year property tax adjustments, net	—	(827)
Hurricane-related insurance proceeds net of losses	(2,893)	—
Noncontrolling interest:
Real estate amortization of right-of-use asset and obligation	72	72
Noncash interest on derivatives, net	2	—
Adjustments to FFO attributable to common stockholders, net	(1,096)	991

Adjusted FFO attributable to common stockholders	$16,411	$(26,125)

FFO attributable to common stockholders per diluted share	$0.08	$(0.13)

Adjusted FFO attributable to common stockholders per diluted share	$0.08	$(0.12)

Basic weighted average shares outstanding	217,271	214,438
Shares associated with unvested restricted stock awards	305	210
Diluted weighted average shares outstanding	217,576	214,648

(1)	Amortization of deferred stock compensation has been added to the adjustments to FFO attributable to common stockholders, net for the three months ended March 31, 2021 to conform to the current year’s presentation.

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended March 31,
	2022	2021

12 Hotel Portfolio Adjusted EBITDAre Margin (1)	25.0%	(22.0)%

Total revenues	$172,315	$50,633
Non-hotel revenues (2)	(20)	(22)
Reimbursements to offset net losses (3)	(1,618)	(4,041)
Total Actual Hotel Revenues	170,677	46,570
Non-comparable hotel revenues (4)	(17,734)	—
Sold hotel revenues (5)	(3,234)	(3,978)
Total 12 Hotel Portfolio Revenues	$149,709	$42,592

Net income (loss)	$15,123	$(55,287)
Non-hotel revenues (2)	(20)	(22)
Reimbursements to offset net losses (3)	(1,618)	(4,041)
Non-hotel operating expenses, net (6)	(372)	(1,564)
Property-level prior year property tax adjustments (7)	—	(72)
Property-level legal fees related to sold hotel (8)	—	58
Property-level hurricane-related restoration expenses (9)	1,476	—
Corporate overhead	10,714	7,177
Depreciation and amortization	31,360	30,770
Interest and other (income) loss	(4,380)	379
Interest expense	5,081	7,649
Gain on sale of assets	(22,946)	—
Loss (gain) on extinguishment of debt	213	(222)
Income tax provision	136	43
Actual Hotel Adjusted EBITDAre	34,767	(15,132)
Non-comparable hotel Adjusted EBITDAre (4)	514	—
Sold hotel Adjusted EBITDAre (5)	2,172	5,751
12 Hotel Portfolio Adjusted EBITDAre	$37,453	$(9,381)

*Footnotes on following page

(1)	12 Hotel Portfolio Adjusted EBITDAre Margin is calculated as 12 Hotel Portfolio Adjusted EBITDAre divided by Total 12 Hotel Portfolio Revenues.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Reimbursements to offset net losses for the first quarters of 2022 and 2021 include $1.6 million and $4.0 million, respectively, at the Hyatt Regency San Francisco as stipulated by the hotel's operating lease agreement.
(4)	Non-comparable hotel revenues and Adjusted EBITDAre include results generated during the Company's ownership period for the Montage Healdsburg and the Four Seasons Resort Napa Valley, acquired in April 2021 and December 2021, respectively.
(5)	Sold hotel revenues and Adjusted EBITDAre for the first quarter of 2022 include results for the Embassy Suites Chicago and the Hilton Garden Inn Chicago Downtown/Magnificent Mile, sold in March 2022, and the Hyatt Centric Chicago Magnificent Mile, sold in February 2022. Sold hotel revenues and Adjusted EBITDAre for the first quarter of 2021 also include results for the Embassy Suites La Jolla and the Renaissance Westchester, sold in December 2021 and October 2021, respectively.
(6)	Non-hotel operating expenses, net include the following: the amortization of hotel real estate-related right-of-use assets and obligations; the amortization of a favorable management agreement contract intangible; finance lease obligation interest - cash ground rent; and prior year property-tax credits, net received in the first quarter of 2021 for a hotel sold in 2020.
(7)	Property-level prior year property tax adjustment for the first quarter of 2021 includes a credit of $0.1 million received at the Renaissance Washington DC.
(8)	Property-level legal fees related to sold hotel include $0.1 million in legal fees at the Renaissance Westchester, sold in October 2021.
(9)	Property-level hurricane-related restoration expenses for the first quarter of 2022 include a total of $1.5 million incurred at the Hilton New Orleans St. Charles and the JW Marriott New Orleans.